UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 18, 2015

Health Net, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12718	95-4288333
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

21650 Oxnard Street, Woodland Hills, California		91367
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(818) 676-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01. Regulation FD Disclosure.

On March 19, 2015, members of the management team of Health Net, Inc. (the “Company”) expect to meet with analysts. During these meetings, the Company intends to address its prospects and historical performance, and reaffirm the Company’s earnings guidance for the full year 2015, as previously announced in a press release issued on February 10, 2015.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any Company filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

CAUTIONARY STATEMENTS: The Company and its representatives may from time to time make written and oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act (“PSLRA”) of 1995, including statements in this and other reports, in presentations, press releases, filings with the Securities and Exchange Commission (“SEC”), and in meetings with investors and analysts. All statements in this report, other than statements of historical information provided herein, may be deemed to be forward-looking statements and as such are intended to be covered by the safe harbor for “forward-looking statements” provided by PSLRA. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to changes in circumstances and a number of risks and uncertainties. Without limiting the foregoing, statements including the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend,” “feels,” “will,” “projects” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially from those expressed in, or implied or projected by the forward-looking information and statements due to, among other things, health care reform and other increased government participation in and taxation or regulation of health benefits and managed care operations, including but not limited to the implementation of the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010 (collectively, the “ACA”) and related fees, assessments and taxes; the Company’s ability to successfully participate in California’s Coordinated Care Initiative, which is subject to a number of risks inherent in untested health care initiatives and requires the Company to adequately predict the costs of providing benefits to individuals that are generally among the most chronically ill within each of Medicare and Medi-Cal and implement delivery systems for benefits with which the Company has limited operating experience; the Company’s ability to successfully participate in the federal and state health insurance exchanges under the ACA, which involve uncertainties related to the mix and volume of business that could negatively impact the adequacy of the Company’s premium rates and may not be sufficiently offset by the risk apportionment provisions of the ACA; increasing health care costs, including but not limited to costs associated with the introduction of new treatments or therapies; the Company’s ability to reduce administrative expenses while maintaining targeted levels of service and operating performance, including through the Company’s master services agreement with a subsidiary of Cognizant Technology Solutions Corporation (“Cognizant”); whether the Company receives required regulatory approvals for Cognizant’s provision of services to the Company and any conditions imposed in order to obtain such regulatory approvals; the Company’s ability to recognize the intended cost savings and other intended benefits of the Cognizant transaction; the risk that Cognizant may not perform contracted functions and services in a timely, satisfactory and compliant manner; negative prior period claims reserve developments; rate cuts and other risks and uncertainties affecting the Company’s Medicare or Medicaid businesses; trends in medical care ratios; membership declines or negative changes in the Company’s health care product mix; unexpected utilization patterns or unexpectedly severe or widespread illnesses; failure to effectively oversee the Company’s third-party vendors; noncompliance by the Company or the Company’s business associates with any privacy laws or any security breach involving the misappropriation, loss or other unauthorized use or disclosure of confidential information; the timing of collections on amounts receivable from state and federal governments and agencies; litigation costs; regulatory issues with federal and state agencies including, but not limited to, the California Department of Managed Health Care and Department of Health Care Services, the Arizona Health Care Cost Containment System, the Centers for Medicare & Medicaid Services, the Office of Civil Rights of the U.S. Department of Health and Human Services and state departments of insurance; operational issues; changes in economic or market conditions; investment portfolio impairment charges; volatility in the financial markets; and general business and market conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the Company’s most recent Annual Report on Form 10-K filed with the SEC and the other risks discussed in the Company’s filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements. Except as may be required by law, the Company undertakes no obligation to address or publicly update any forward-looking statements to reflect events or circumstances that arise after the date of this report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Health Net, Inc.

March 18, 2015	By:	/s/ James E. Woys

	Name:	James E. Woys
	Title:	Executive Vice President, Chief Financial and Operating Officer and Interim Treasurer